Exhibit 99.2

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

SOMX - SOMAXON PHARMACEUTICALS, INC at Pacific Growth Equities 2006 Life Sciences Growth Conference

Event Date/Time: Jun. 14. 2006 / 1:30PM PT

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Final Transcript
CORPORATE PARTICIPANTS
Katherine Xu
Pacific Growth Equities — Research Analyst and Event Moderator
Ken Cohen
Somaxon Pharmaceuticals, Inc. — President and CEO
PRESENTATION
Katherine Xu - Pacific Growth Equities — Research Analyst and Event Moderator
Good afternoon. My name is Katherine Xu. I’m a research analyst here at Pacific Growth Equities. It is my great pleasure to welcome Somaxon to our Life Sciences Growth Conference. Presenting for Somaxon today is Mr. Ken Cohen, President and CEO.
Ken?
Ken Cohen - Somaxon Pharmaceuticals, Inc. — President and CEO
Thanks, Kathy. Thanks, everybody, for coming. Thanks, Pacific Growth Equities for the invitation. I’ll be making some forward-looking statements today. I caution you to read all of our filings and risk factors because neither we nor anyone else can predict nor assure the future.
We are a specialty pharmaceutical company and we’re interested in psychiatry and neurology. Since we’ve started the company, we’ve always tried to find attractive risk/reward opportunities by looking for products that have a significant base of human experience that lets us, from a drug development perspective, start the race, as you might put it, somewhat closer to the finish line. And through following that strategy, we’ve built a portfolio that includes the three programs now in development.
I’ll spend most of my time today talking about insomnia, where we’re in Phase 3, with a very exciting opportunity we think can be a significant player in one of the most attractive markets in the pharmaceutical field. We also are in Phase 2 for impulse control disorders. I’ll say a little bit about that as well. We believe to create value in this business by moving products through development and to market and owning as much of them as we can. So, we’ve chosen thus far to retain all of our product rights. We will enter a strategic partnership on the strength of Phase 3 data and that’s one of the milestones, along with additional data, people can look to in the coming months and year ahead.
So, this is our pipeline now. Silenor is our insomnia product candidate, now in Phase 3. I’ll talk a lot about that today. Nalmefene for impulse control disorders and addictions is in Phase 2. And it’s also in a pilot Phase 2 study for smoking cessation. We have another program looking at a drug called acamprosate, a potential movements disorders candidate. That’s in, currently, a reformulation program to distinguish it from the available version in the markets.
It’s hard not to notice what’s been going on in the insomnia market. This has been one of the most rapid growth fields in all of pharmaceuticals. It passed $3 billion last year. It’s continuing to grow in double digit levels, both in dollars as well as prescriptions. And we think that, although there will be ups and downs in the short term, as we’ve seen recently, that this is undeniably a very positive long-term trend. And why is that? Years ago, I was the product manager at Eli Lilly, responsible for launching Prozac. And I see so many parallels here that remind me of how depression looked in this country 20 years ago.
First, you have a lot more people with the condition — about 70 million — than you have getting prescription treatment for it. We estimate only about 10 million get prescription meds for insomnia. We also believe that there is a lot of room for improvement in better addressing the concerns and the needs of the patients and the physicians. The drugs that are available do a good job, but are far from satisfying these needs. And in particular, the problem of not being able to sleep through the night. I’m just curious. I want to do a quick survey here. How many of you in this room have ever gotten to bed, drifted off to sleep and then it may be 3:00 a.m. or 4:30 a.m., you woke up and you couldn’t get back to sleep? Raise your hand if that’s ever happened. Pretty much every hand in the room is going up. You’ve got WASO — wake after sleep onset.

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Final Transcript
The drugs that have been available for insomnia, historically, are pretty good at helping you for fall asleep a little bit faster, but most of them, even the ones with sleep maintenance claims in their label, are still not as good as most people would like in maintaining sleep all through the night, even into the wee hours of the morning. And if you can do a better job of that, you can help people to wake up feeling like they got a good night’s sleep, feeling more refreshed in the morning.
Another huge issue is that all of the market-leading drugs for insomnia are designated by the Drug Enforcement Administration as Schedule IV controlled substances. This means they have the potential for abuse or addiction. Even the newer agents that have longer-term studies behind them are still Schedule IV controlled substances. Now, while to the high prescriber of Lunesta or Ambien this is not a big deal, there are millions and millions of patients sitting on the sidelines, reluctant to take sleeping pills out of the fear and concern for this. And if you can address those concerns about long-term safety with respect to abuse and addiction, you’re going to bring a lot more people into this market.
We’re attempting to address this need with the drug we call Silenor. The active agent is doxepin. Doxepin is a tricyclic antidepressant drug that’s been on the market in the U.S. since 1969. This is a drug that has been taken by millions of people at very high dosages for years at a time. It has a well understood long-term safety record with chronic usage. It’s a well understood drug. Pharmacologically, at the high dosage where it has been used historically, it has a lot of different effects, which explain everything from why it’s an antidepressant all the way to why it has a wide range of side effects that tend to make patients not really like taking it — most notably, heavy sedation during the daytime and a lot of anticholinergic effects like dry mouth and blurred vision.
But importantly, this drug is one of the most potent H1 or histamine one antagonists that’s ever been studied, that’s ever been put in people. And distinct from the market-leading insomnia agents, it has no action on GABA, the brain target that Ambien and Lunesta hit. But one of the implications of not working on GABA is that, unlike the leading insomnia agents, neither doxepin nor any of the drugs in its class ever has been considered a drug with abuse potential and never has been a Schedule IV controlled substance.
These statements that you see here are extracted directly from the labels of the drugs as currently approved in the marketplace. We obviously greatly prefer the labeling language on the right. While we don’t know until the time of approval exactly what our label will say, we do have indications from discussions with the FDA that their intention is to recommend to the Drug Enforcement Administration that Silenor not be a scheduled product, just as doxepin always has not been a scheduled product. So we think that’s an offer of significant advantage.
What makes Silenor different and much more exciting for insomnia than the plain old generic drug that’s been out there lies in the dosage. The antidepressant dosage is mapped out here, usually 75 to 150 milligrams a day. Patients, according to the label, can go as high as 300 milligrams per day. And the drug is available in multiple strengths to facilitate the dividing of or titration to the higher dosage strategy.
The problem, in terms of off-label usage for insomnia, where doxepin has never really been popular - it’s not in the top 40 according to the national drug and therapeutic index — the reason is because most patients just don’t like the side effects. It makes you sleepy. It makes you feel drugged all day. It gives you anticholinergic effects — blurred vision, constipation, dry mouth. We are working with dosages well below that that has ever previously been studied or manufactured or approved by the FDA. We are looking at one, three and six milligrams. And what we have found now in all of the studies we have done is that, at these dosages, Silenor has delivered the benefits we are seeking in insomnia, but it does not demonstrate the side effects that are characteristic of higher dose doxepin.
This success at the low dose is also the basis of a very strong patent position. Thus far, we have two issued U.S. patents going out as long as 2020 that claim a method of treating insomnia by delivering a dosage of doxepin that’s low. So, not only do you get protection around the insomnia claims, you get protection in a low dosage strength that’s otherwise unavailable in the marketplace. And this also really helps to distinguish the product from the higher dose generic. It isn’t just about patent, but it’s about data, it’s about label claims. So, Silenor will be very distinguishable and different than the generic antidepressant that’s out in the market. It will not be an AB rated substitution because the indication will be different. The dosage and dosage strength will be different.
But it also gives us an opportunity in terms of its clinical profile, both efficacy for insomnia, but also the absence of side effects in the higher dosage, along with branding and sampling and all the other things we can do. Patents come on top of all that. And in addition to the two patents I just mentioned, we do have other potential patents in the works, based on what we are learning in clinical development as we go forward. So, we do have a unique protectable product that can earn a position in the marketplace.
In 2005, we reported on two successful Phase 2 studies. We did one study in adults, one study in the elderly, and we saw, across all of our key endpoints, particularly with respect to sleep maintenance, consistent, statistically significant, reproducible results. In particular, reducing WASO, the middle of the night or early morning wakefulness problem that we talked about a couple of minutes ago. We also saw from a safety and tolerability profile about as clean a profile as we could have hoped. So, based on that, we moved into Phase 3. We have four Phase 3 trials

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Final Transcript
underway. I’ll touch on the rest of our program in a moment. But we reported on the first of these Phase 3 trials not long ago. We used a design that is well accepted and very familiar to all of the people who follow the insomnia field, very similar to the design you would have seen with the market-leading agents.
We looked at 229 adults. We looked at placebo, three and six milligram dosages. Our primary efficacy endpoint was wake after sleep onset, but we also, from a secondary endpoint perspective, looked at all the usual things that we can think of. Both sleep onset and sleep duration were included. In addition to the standard assessments for safety, we did specific testing for next morning aftereffects as well as for rebound intolerance by returning these patients to the sleep lab after they discontinued the drugs. And we treated these patients for 35 nights.
This is the result on our primary endpoint. This is wake after sleep onset and you’re looking at baseline, night one in the middle, night 29 on the right. And what this shows you — let’s take the night one, for example — that wake after sleep onset was about 67 minutes in the placebo group versus 41 minutes at three milligrams. If you’re not accustomed to looking at data from these kinds of studies, let me just say this. This is not a comparative study, but broadly speaking, this is about as large an improvement in reducing wake after sleep onset as you’re ever going to see in a public study on any drug. We are quite enthusiastic about these results. And not only did we see it at night one, but we saw both dosages, every time point, at this endpoint with highly statistically significant and clinically relevant improvements.
Total sleep time is perhaps a more intuitive measure. It’s just what it sounds like. But this is all objectively measured in the sleep laboratory. And here again, what you see is raising total sleep time and this pretty much, again, with the caveat that it’s not a comparative study, this is right in the ballpark with the market leaders. This is a highly competitive product profile with respect to total sleep time. Sleep onset was something we were especially interested in because, in Phase 2, we saw trends, but not statistical significance. Here we saw a very robust effect with high statistical significance on the first night on drug. And what you see is that reducing latency to persistent sleep down to about 27 minutes on both doses of drug, that effect was sustained throughout the whole month of the study. As is common in these studies, the placebo group showed some improvement over time, which overcame statistical significance. So we didn’t preserve that at all time points. But clearly, the drug effect was there and the patients continued to fall asleep at about the same time throughout the month of the study.
If we shift for a moment from efficacy to safety, we saw as positive a safety and tolerability profile as we could have hoped. Overall, incidence of adverse events was low. Overall, it was comparable to placebo and the discontinuation rate was quite low. Next day effects, we do, 30 minutes after awakening the patients in the morning or turning on the lights, if they’re already awake, three standard tests to assess morning aftereffects. We saw no evidence of any effects in the morning at either dose of drug as compared to placebo. When we looked at our specific assessments for rebound intolerance and withdrawal, we did not see that either. So, this gives us a lot of confidence.
There’s other side effects that we wonder if we’re going to get as spontaneously reported or measured. For example, amnesia — highly characteristic of the GABA acting drugs, not characteristic of tricyclics. We did not see amnesia in this or any of our earlier studies. And we did not see weight gain. We did not see any anticholinergic effects, which might be characteristic of higher dose doxepin. So, we’re quite pleased with this profile if we think about how is this going to stack up in the marketplace. You’ve got, so far, two GABA acting drugs on the market. We, like everyone else, are a little uncertain as to the status of indiplon right now. But let’s assume we’ll have three on the market. But those drugs are highly similar to each other.
So, whichever GABA acting drug wins the day, there is still a need in the physician’s preferred armamentariums to have something that hits a different target, that has a different mechanism of action. From the efficacy standpoint, Silenor has the opportunity to be right up there, perhaps in this final portion of the night, even superior to the others. But we need more time to demonstrate that. But from an efficacy perspective, it’s clearly there.
And if I go back again to the Prozac experience or if you look at other drugs that have really transformed their class, we have many cases that say what transforms a class and expands the market and makes a blockbuster isn’t necessarily superior efficacy, it’s comparable efficacy with greatly improved safety and tolerability. That’s what made Prozac. That’s what made Zyprexa and a lot of other highly successful drugs. And from a safety point of view, we think we really have a chance to set a standard here. How many drugs are out there, approved for insomnia, where a patient can take 50 times the recommended dose and still be within the range that the FDA has previously approved for another purpose? We have a lot of confidence that this margin of safety, coupled with non-scheduling, can be very well received.
So, here’s what we have in process now to ultimately deliver a new drug application and get this drug to market. We completed the first Phase 3 adult study, as you can see here. We have three more Phase 3 studies that we aim to complete and report on by the end of this year. In our ongoing discussions with the FDA, they’ve indicated to us that this program, with no additional clinical studies, should be sufficient as a basis to file our new drug application as well as go after the kind of highly differentiable competitive product profile that I showed you on the previous slide.

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Final Transcript
We have a lot of ongoing discussions with the agency, of course, and they also have recently made a change to some of the previous guidance that they’ve given us, which I wanted to say something about. While previously, they’ve said we don’t need any non-clinical work, they more recently have asked us to do some work to update the file on this drug to current standards. Remember, we’re submitting this as a 505b2, which means we have the opportunity to rely on clinical and safety data previously submitted by others relating to an approved compound with many years of human experience at substantially higher dosages.
At the agency’s request, which did indicate flexibility on the timing, we’ve submitted a proposal. If they accept our proposal as we’ve submitted it, we don’t expect this additional non-clinical work to have any impact on our timeline. That assumes, of course, that we don’t turn up any new negative surprises when we do more work. But again, if that proposal is accepted with no new negative findings, we don’t expect that that would have an impact on our timing. And our timing is that that, along with the completion of the other Phase 3 studies, if indeed successful by the end of this year, should put us in a position to submit an NDA in the first quarter of 2007.
So, that’s the Silenor program. We’re quite excited about it. The other thing I’ll add is that now that we have Phase 3 data in hand, we have launched our efforts to engage in partnering discussions with whoever the ultimate marketing partner will be. We won’t make any public projections about who it will be or when it will be or what the deal is going to look like. I will say that interest appears to be significant. We have multiple parties engaging at various stages of evaluation and discussion. And we’re optimistic that we will get the right kind of partnership in place and maybe even have the benefit of some competition that hopefully will translate into the kind of deal terms that we’re after.
Our second program is with a drug called nalmefene. For about 25 years or more, there has been a classification in the diagnostic and statistical manual known as impulse control disorders. And they have a lot in common with substance addiction. They’re easily thought of as behavioral addictions. And you see some of the major ones listed here, like pathological gambling or kleptomania. This is a huge problem. There are two to three million pathological gamblers in this country. These are people who know the consequences of their behavior, yet they are unable to quit the behavior, even though it messes up their lives terribly. There is no approved pharmacotherapy to treat these patients and the track record on non-drug therapies is not particularly good. We’re also interested, for similar reasons, in smoking cessation. Suffice it to say, there’s a lot of smokers. I’ve never met one that wasn’t trying to quit.
Nalmefene is an opioid receptor antagonist. And there’s growing evidence in the literature to suggest that, if you can block opioid receptors, we can reduce cravings and urges, which then lead to the patients being able to reduce or quit the behavior. And in fact, naltrexone, a drug that’s approved to help alcoholics refrain from drinking, has also been shown effective in some studies in pathological gambling. The problem with naltrexone is that that result has required very high dosages. There are concerns about its margin of safety in that dosage range.
Our aim with nalmefene is to show that we can deliver results within an acceptable margin of safety. Nalmefene has been on the market in the U.S. for about 10 years as an intravenous opiate reverser. We’re developing an oral formulation. Our licensor did a Phase 2 study in about 200 pathological gamblers. Rather than show you the data, I’ll just refer you to the February issue of the American Journal of Psychiatry where it was shown effective. And based on the strength of that, we in-licensed it and we now have the drugs in two studies. We are currently doing a Phase 2-3 in pathological gambling. We expect to have data from that in the early months of 2007. We also have a pilot study underway in smoking cessation. We’ve actually completed enrollment in that study. The data should be available over the next month to two.
Once we have data from those two studies in hand, we will circle back with our expert advisors and the FDA and settle on what we think is the optimal route to take this drug through the rest of its development and, ultimately, approval, if we should be so successful.
Suffice it to say, our management team has done this before. We’re all quite turned on about what we’re doing. You can read our bios in our public filings.
We are in a strong financial position as a result of both a large private financing and a successful IPO in 2005. We have sufficient cash on our balance sheet to complete the programs I just described to you, get through our targeted NDA filing in the early part of 2007 and have some runway left after that. We have not specified publicly how long that runway is. We do have some discretion. It depends on a number of other factors.
So, as you watch our progress and want to keep track of us, this is what we ask that you watch for. We’ve already reported successfully on one Phase 3 insomnia study this year. We have three more to come that should cluster late in the year. I won’t put a date on the strategic partnership. The worst thing in the world in those negotiations is for your partner to know your deadline. But we are confident that, as our data builds, we will be in a very good position. Our NDA, if the studies come out on this projected schedule, would be first quarter ‘07 and with nalmefene, we have two data points as I mentioned — smoking cessation in the very near term and the Phase 2-3 pathological gambling results in ‘07.

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Final Transcript
So, that’s the Somaxon story. We’re quite excited about this opportunity in insomnia and a chance to have a leading product in the class as well as the rest of our pipeline. And we look forward to talking with you further as we make progress.
Thank you.

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